[PRICEWATERHOUSE COOPERS LOGO]


                                                                    EXHIBIT 23.1





                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 of our report dated January 16, 1998, on our audits of the financial statements of Cortland First Financial Corporation. We also consent to the references to our firm under the caption "EXPERTS".



/s/ PRICEWATERHOUSE COOPERS LLP

Syracuse, NY
August 31, 1998